Exhibit 99.1
Martha Stewart Living Omnimedia Reports Fourth Quarter and Full-Year 2009 Results
- Improved Overall Performance in the Quarter with Significant Gains in Internet; Revenue Growth in Broadcasting and Signs of Recovery in Print
- Positive Year-Over-Year Sales Growth in Key Merchandising Partnerships
NEW YORK, Feb. 17 /PRNewswire-FirstCall/ — Martha Stewart Living Omnimedia, Inc. (NYSE: MSO) today announced its results for the fourth quarter and for the year ended December 31, 2009. The company reported revenue for the fourth quarter and full year of $87.6 million and $244.8 million, respectively.
Charles Koppelman, Executive Chairman and Principal Executive Officer, said, “In 2009, we continued to execute on our strategic goal of diversifying and expanding our Merchandising business with the addition of The Home Depot and other best-in-class partnerships. We are focused on strengthening our Broadcasting presence as evidenced by our recent announcement to offer a range of Martha Stewart-branded programming on Hallmark Channel and the addition of ‘The Emeril Lagasse Show’ in primetime on Ion Television. We’re very pleased with these exciting new developments and the significant year-over-year growth in our Internet segment this year. We see many opportunities before us as we focus on building on our strong foundation and taking our Company into a new era.”
Addressing Merchandising performance, Robin Marino, President and Chief Executive Officer of Merchandising, stated, “Our Merchandising business had a strong quarter and a solid year with notably positive year-over-year retail sales of the Martha Stewart Collection at Macy’s and Martha Stewart Crafts at Michaels. We’re excited about our relationship with The Home Depot, where our Martha Stewart Living line of outdoor furniture and our Martha Stewart Clean line began rolling out in stores in January 2010. We’re also looking forward to the launch of our paint program at The Home Depot next month followed by the introduction of products in additional categories. With these businesses, along with our forthcoming Martha Stewart Pets line at PetSmart, we believe we are further strengthening our position in key categories where we have strong brand equity and see potential for growth.”
Fourth Quarter 2009 Summary
Revenues rose 20% to $87.6 million in the fourth quarter of 2009, compared to $72.9 million in the fourth quarter of 2008. The fourth quarter of 2009 included the expected recognition of $10 million of previously deferred Kmart royalties as non-cash revenue as well as the minimum guarantee true-up and earned royalties from Kmart.
Adjusted EBITDA was $23.1 million for the fourth quarter of 2009, an improvement from $10.4 million in the prior-year period. The fourth quarter of 2009 included the $10 million non-cash Kmart revenue described above, the minimum guarantee true-up and earned royalties, as well as a $3 million cash make-whole payment partially offset by the 2009 bonus expense. The fourth quarter of 2008 benefited from a reversal of a significant portion of the year’s bonus accrual.
Operating income for the fourth quarter of 2009 was $21.3 million, compared to an operating loss of $(4.5) million for the fourth quarter of 2008. The fourth quarter of 2009 included an impairment charge adjustment of $1.2 million recorded in the Merchandising segment. The fourth quarter of 2008 included an impairment charge of $(9.3) million in the Publishing segment.
Basic and diluted net income per share were $0.38 and $0.37, respectively, for the fourth quarter of 2009, compared to basic and diluted net loss per share of $(0.15) for the fourth quarter of 2008. The fourth quarter of 2009 included an impairment charge adjustment of $1.2 million recorded in the Merchandising segment. Net loss in the 2008 quarter was impacted by an impairment charge of $(9.3) million in the Publishing segment.

Full-Year 2009 Summary
Revenues were $244.8 million in 2009, compared to $284.3 million in 2008.
Adjusted EBITDA for full-year 2009 was $15.3 million, compared to $15.0 million in the prior-year period.
Operating loss for the full-year 2009 was $(12.0) million, compared to an operating loss of $(10.9) million for the full-year 2008. Included in the 2009 results is an impairment charge of $(11.4) million in the Merchandising segment, and included in the 2008 results is an impairment charge of $(9.3) million in the Publishing segment. When excluding the impairment charges recorded in both years, operating loss for the full-year 2009 was $(0.5) million, compared to an operating loss of $(1.5) million for the full-year 2008.
Net loss per share was $(0.27) for the full-year 2009, compared to a net loss per share of $(0.29) for the full-year 2008. Included in the 2009 results is an impairment charge of $(11.4) million or $(0.21) per share in the Merchandising segment, and included in the 2008 results is an impairment charge of $(9.3) million or $(0.18) per share in the Publishing segment. When excluding the impairment charges recorded in both years, net loss per share was $(0.06) for the full-year 2009, compared to a net loss per share of $(0.12) for the full-year 2008.
Fourth Quarter 2009 Results by Segment

	Three Months Ended, December 31
	(unaudited, in thousands)
	2009	2008
REVENUES
Publishing	$40,043	$41,938
Broadcasting	14,252	11,092
Internet	7,576	5,889
Merchandising	25,700	13,935

Total Revenues	$87,571	$72,854

ADJUSTED EBITDA
Publishing	$3,497	$5,585
Broadcasting	3,612	1,286
Internet	2,587	1,420
Merchandising	23,783	9,421
Corporate	(10,388)	(7,349)

Total Adjusted EBITDA	$23,091	$10,363

OPERATING INCOME/(LOSS)
Publishing	$3,578	$(4,498)
Broadcasting	2,871	(795)
Internet	2,181	928
Merchandising	24,594	9,262
Corporate	(11,923)	(9,410)

Total Operating Income/(Loss)	$21,301	$(4,513)

Publishing
Revenues in the fourth quarter of 2009 were $40.0 million, compared to $41.9 million in the prior year’s fourth quarter, driven mainly by a decrease in subscription revenues that was offset partially by ad page growth at Martha Stewart Living and the timing of special issues.

Adjusted EBITDA was $3.5 million in the fourth quarter of 2009, compared to $5.6 million in the prior year’s quarter.
Operating income was $3.6 million for the fourth quarter of 2009, compared to an operating loss of $(4.5) million in the fourth quarter of 2008. Included in the 2008 results is an impairment charge of $(9.3) million.
Highlights
•	Ad revenue increased for the first time since the second quarter of 2008.
•	Emeril 20-40-60: Fresh Food Fast hit The New York Times bestseller list shortly after publication in late October.
•	A new Everyday Food cookbook, Everyday Food: Fresh Flavor Fast, is slated for publication on February 23.
Broadcasting
Revenues in the fourth quarter of 2009 were $14.3 million, compared to $11.1 million in the fourth quarter of 2008, primarily due to increased integration revenue.
Adjusted EBITDA was $3.6 million for the fourth quarter of 2009, up from $1.3 million in the prior year’s fourth quarter.
Operating income was $2.9 million for the fourth quarter of 2009, compared to a loss of $(0.8) million in the fourth quarter of 2008.
Highlights
•	The company announced a new, multi-year strategic partnership to develop a range of new and original series and primetime specials to air on Hallmark Channel. As part of the agreement, the Emmy-winning daily television series The Martha Stewart Show will move to Hallmark Channel beginning in September 2010.
•	Last month, MSLO announced that Chef Emeril Lagasse will be hosting a new weekly, primetime entertainment series, The Emeril Lagasse Show, on ION Television, one of the fastest growing U.S. television networks. The show will debut in Spring 2010.
•	On Martha Stewart Living Radio, Chef Emeril Lagasse introduced his first live call-in radio show, “Cooking with Emeril,” and Martha expanded the frequency of her weekly, live call-in show “Ask Martha” to two days a week.
•	The sixth season of Everyday Food premiered on PBS on January 9th. Everyday Food has been the No. 1 cooking show on PBS for the last five years.
Internet
Revenues increased to $7.6 million in the fourth quarter of 2009, compared to $5.9 million in the fourth quarter of 2008. Ad revenue was up 31% in the quarter versus the prior year’s quarter.
Adjusted EBITDA was $2.6 million in the fourth quarter of 2009, an improvement from $1.4 million in the fourth quarter of 2008.
Operating income was $2.2 million in the fourth quarter of 2009, compared with $0.9 million in the fourth quarter of 2008.
Highlights
•	MSLO’s digital properties had record traffic growth in December with 85 million page views and 5 million unique visitors, according to comScore.
•	For the quarter, consumer engagement across MSLO’s websites showed continued strength with page views up 85% year-over-year and monthly unique visitors up 73% in the same period.
•	The Company introduced an e-commerce channel on marthastewart.com, showcasing and promoting products while also providing access to more than 1,400 Martha Stewart-branded products in a single, virtual location.

•	Earlier this week, MSLO launched “Martha’s Everyday Food™,” a recipe-and-shopping-list iPhone and iPod touch application powered by ZipList, Inc., a customizable multiplatform digital grocery and shopping service.
Merchandising
Revenues were $25.7 million for the fourth quarter of 2009, as compared to $13.9 million in the prior year’s fourth quarter. The fourth quarter of 2009 included the $10 million non-cash Kmart revenue previously described as well as the minimum guarantee true-up and earned royalties.
Adjusted EBITDA was $23.8 million for the fourth quarter of 2009, compared to $9.4 million in the prior year’s fourth quarter. This year’s fourth quarter included a $3 million cash make-whole payment.
Operating income was $24.6 million for the fourth quarter of 2009, compared to $9.3 million in the fourth quarter of 2008.
Highlights
•	In December, MSLO announced plans to introduce an exclusive Martha Stewart Living brand of interior and exterior paint at The Home Depot Stores across the United States and Canada beginning in March 2010.
•	The Martha Stewart Living brand of Outdoor Living products and Martha Stewart Clean, a branded line of all-natural cleaning solutions that launched in the quarter, began rolling out in The Home Depot stores in January 2010.
•	The Martha Stewart Collection exclusively at Macy’s had positive year-over-year sales growth with strong performance in textiles, food preparation and decorative housewares.
•	Martha Stewart Crafts continued to deliver a strong performance at Michaels with double-digit sales growth year-over-year.
•	Product assortment for Martha Stewart Pets has been finalized and manufacturing is underway in anticipation of the Spring 2010 launch at PetSmart stores.
Corporate
Total Corporate expenses were $(11.9) million in the fourth quarter of 2009, compared to $(9.4) million in the prior year’s quarter. Adjusted EBITDA loss was $(10.4) million in the current quarter, compared to a loss of $(7.3) million in the prior-year period. The increased loss was primarily due to a combination of the impact of the bonus expense and increased severance in the fourth quarter of 2009 and the positive impact of the reversal of the bonus accrual last year.
The Company will host a conference call with analysts and investors on February 17 at 11:00 a.m. EST that will be broadcast live over the Internet at www.marthastewart.com/ir.
Use of Non-GAAP Financial Information
In addition to using net income to assess the organization’s overall financial health, Company management uses net income before interest, taxes, depreciation, amortization non-cash equity compensation and impairment charges (“adjusted EBITDA”), a non-GAAP financial measure, to evaluate the performance of our businesses on a real-time basis. Adjusted EBITDA is considered an important indicator of operational strength, is a direct component of the Company’s annual compensation program, and is a significant factor in helping our management determine how to allocate resources and capital. Adjusted EBITDA is used in addition to and in conjunction with results presented in accordance with GAAP. Management considers adjusted EBITDA to be a critical measure of operational health because it captures all of the revenue and ongoing operating expenses of our businesses without the influence of (i) interest charges, which result from our capital structure, not our ongoing business efforts, (ii) taxes, which relate to the overall organizational financial return, not that of any one business, (iii) the capital expenditure costs associated with depreciation and amortization, which are a function of historical decisions on infrastructure and capacity, (iv) the cost of non-cash equity compensation which, as a function of our stock price, can be highly variable, is not necessarily an indicator of current operating performance for any individual business unit, and is amortized over the appropriate period, and (v) non-cash impairment charges, which are impacted by macro-economic conditions and do not necessarily reflect operating performance.

Adjusted EBITDA provides a means to directly evaluate the ability of our business operations to generate returns on a real-time basis. We provide disclosure of adjusted EBITDA because we believe it is useful for investors to have means to assess our performance as we do. While adjusted EBITDA is a customized non-GAAP measure, it also provides a means to analyze value and compare our operating capabilities to those of companies with which we compete, many of which have different compensation plans, depreciation and amortization costs, capital structures and tax burdens. But please note that our non-GAAP results may differ from similar measures used by other companies, even if similar terms are used to identify such measures.
A limitation of adjusted EBITDA is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenues for our overall organization. Management evaluates the costs of such tangible and intangible assets through other financial measures such as capital expenditures. Management also evaluates the cost of capitalized tangible and intangible assets by analyzing returns provided on the capital dollars deployed. A further limitation of adjusted EBITDA is that it does not include stock compensation expense related to our workforce. Adjusted EBITDA should be considered in addition to, and not as a substitute for, net income or other measures of financial performance reported in accordance with GAAP.
About Martha Stewart Living Omnimedia, Inc.
Martha Stewart Living Omnimedia, Inc. (MSLO) is a leading provider of original “how-to” information, inspiring and engaging consumers with unique lifestyle content and high-quality products. MSLO is organized into four business segments: Publishing, Broadcasting, Internet, and Merchandising. MSLO is listed on the New York Stock Exchange under the ticker symbol MSO.
Forward-Looking Statements
We have included in this press release certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not historical facts but instead represent only our current beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of our control. These statements include estimates of future financial performance, potential opportunities, expected product line expansions and additions, future acceptability of our content and our businesses and other statements that can be identified by terminology such as “may,” “will,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “potential” or “continue” or the negative of these terms or other comparable terminology. The Company’s actual results may differ materially from those projected in these statements, and factors that could cause such differences include: adverse reactions to publicity relating to Martha Stewart or Emeril Lagasse by consumers, advertisers and business partners; further downturns in national and/or local economies; shifts in our business strategies; a loss of the services of Ms. Stewart or Mr. Lagasse; a loss of the services of other key personnel; a further softening of the domestic advertising market; changes in consumer reading, purchasing and/or television viewing patterns; unanticipated increases in paper, postage or printing costs; operational or financial problems at any of our contractual business partners; the receptivity of consumers to our new product introductions; the inability to add to our partnerships or capitalize on existing partnerships; and changes in government regulations affecting the Company’s industries.
Certain of these and other factors are discussed in more detail in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission, especially under the heading “Risk Factors,” which may be accessed through the SEC’s World Wide Web site at http://www.sec.gov. The Company is under no obligation to update any forward-looking statements after the date of this release.

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Three Months Ended December 31,
(unaudited, in thousands, except per share amounts)

	2009	2008
REVENUES
Publishing	$40,043	$41,938
Broadcasting	14,252	11,092
Internet	7,576	5,889
Merchandising	25,700	13,935

Total revenues	87,571	72,854

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	34,310	31,619
Selling and promotion	17,762	19,545
General and administrative	13,485	13,303
Depreciation and amortization	1,881	3,551
Impairment charge	(1,168)	9,349

Total operating costs and expenses	66,270	77,367

OPERATING INCOME/(LOSS)	21,301	(4,513)

OTHER INCOME/(EXPENSE)
Interest expense, net	(11)	(49)
Loss on equity securities	—	(1,456)
Other expense	—	(277)

Total other income/(expense)	(11)	(1,782)

INCOME/(LOSS) BEFORE INCOME TAXES	21,290	(6,295)

Income tax provision	(537)	(1,717)

NET INCOME/(LOSS)	$20,753	$(8,012)

INCOME/(LOSS) PER SHARE — BASIC AND DILUTED
Net income/(loss) — Basic	$0.38	$(0.15)

Net income/(loss) — Diluted	$0.37	$(0.15)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	54,065	53,668
Diluted	55,620	53,668

Martha Stewart Living Omnimedia, Inc.
Consolidated Statements of Operations
Twelve Months Ended December 31,
(unaudited, in thousands, except per share amounts)

	2009	2008
REVENUES
Publishing	$128,981	$163,540
Broadcasting	46,111	47,328
Internet	17,119	15,576
Merchandising	52,566	57,866

Total revenues	244,777	284,310

OPERATING COSTS AND EXPENSES
Production, distribution and editorial	121,522	136,709
Selling and promotion	59,333	71,504
General and administrative	56,584	69,632
Depreciation and amortization	7,874	7,973
Impairment charge	11,432	9,349

Total operating costs and expenses	256,745	295,167

OPERATING LOSS	(11,968)	(10,857)

OTHER (EXPENSE) / INCOME
Interest (expense) / income, net	(101)	490
Loss on equity securities	(547)	(2,221)
Other expense	(236)	(763)

Total other expense	(884)	(2,494)

LOSS BEFORE INCOME TAXES	(12,852)	(13,351)

Income tax provision	(1,726)	(2,314)

NET LOSS	$(14,578)	$(15,665)

LOSS PER SHARE — BASIC AND DILUTED
Net Loss	$(0.27)	$(0.29)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic and diluted	53,880	53,360

Martha Stewart Living Omnimedia, Inc.
Consolidated Balance Sheets
(in thousands, except per share amounts)

	December 31,	December 31,
	2009	2008
	(unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$25,384	$50,204
Short-term investments	13,085	9,915
Accounts receivable, net	56,364	52,500
Inventory	5,166	6,053
Deferred television production costs	3,788	4,076
Other current assets	5,709	3,752

Total current assets	109,496	126,500

PROPERTY, PLANT AND EQUIPMENT, net	17,268	14,422
GOODWILL, net	45,107	45,107
OTHER INTANGIBLE ASSETS, net	47,070	48,205
OTHER NONCURRENT ASSETS, net	10,850	27,051

Total assets	$229,791	$261,285

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$26,752	$28,019
Accrued payroll and related costs	7,495	7,525
Current portion of deferred subscription income	18,587	22,597
Current portion of other deferred revenue	4,716	7,582

Total current liabilities	57,550	65,723

DEFERRED SUBSCRIPTION REVENUE	5,672	6,874
OTHER DEFERRED REVENUE	2,759	13,334
LOAN PAYABLE	13,500	19,500
DEFERRED INCOME TAX LIABILITY	3,200	1,854
OTHER NONCURRENT LIABILITIES	3,290	3,005

Total liabilities	85,971	110,290

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY
Class A common stock, $0.01 par value, 350,000 shares authorized: 28,313 and 28,204 shares outstanding in 2009 and 2008, respectively	283	282
Class B common stock, $0.01 par value, 150,000 shares authorized: 26,690 shares outstanding in 2009 and 2008	267	267
Capital in excess of par value	290,387	283,248
Accumulated deficit	(146,605)	(132,027)
Accumulated other comprehensive income	263	—

	144,595	151,770

Less class A treasury stock — 59 shares at cost	(775)	(775)

Total shareholders’ equity	143,820	150,995

Total liabilities and shareholders’ equity	$229,791	$261,285

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Three Months Ended December 31,
(unaudited, in thousands)
The following table presents segment and consolidated financial information, including a reconciliation of net income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to net income/(loss), depreciation and amortization, non- cash equity compensation, and non-cash impairment charges are added back to net income/(loss).

	2009	2008

ADJUSTED EBITDA
Publishing	$3,497	$5,585
Broadcasting	3,612	1,286
Internet	2,587	1,420
Merchandising	23,783	9,421
Corporate	(10,388)	(7,349)

Adjusted EBITDA	23,091	10,363

Publishing	(136)	641
Broadcasting	188	203
Internet	(83)	57
Merchandising	344	141
Corporate	764	934

Total Non-Cash Equity Compensation	1,077	1,976

DEPRECIATION AND AMORTIZATION
Publishing	55	93
Broadcasting	553	1,878
Internet	489	435
Merchandising	13	18
Corporate	771	1,127

Total Depreciation and Amortization	1,881	3,551

IMPAIRMENT CHARGE
Publishing	—	9,349
Merchandising	(1,168)	—

Total Impairment Charge	(1,168)	9,349

OPERATING INCOME/(LOSS)
Publishing	3,578	(4,498)
Broadcasting	2,871	(795)
Internet	2,181	928
Merchandising	24,594	9,262
Corporate	(11,923)	(9,410)

Total Operating Income/(Loss)	21,301	(4,513)

OTHER INCOME/(EXPENSE)
Interest expense, net	(11)	(49)
Income on equity securities	—	(1,456)
Other expense	—	(277)

Total other income/(expense)	(11)	(1,782)

INCOME/(LOSS) BEFORE INCOME TAXES	21,290	(6,295)

Income tax provision	(537)	(1,717)

NET INCOME/(LOSS)	$20,753	$(8,012)

Martha Stewart Living Omnimedia, Inc.
Supplemental Disclosures Regarding Non-GAAP Financial Information
Twelve Months Ended December 31,
(unaudited, in thousands)
The following table presents segment and consolidated financial information, including a reconciliation of net income/(loss), a GAAP measure, and adjusted EBITDA, a non-GAAP measure. In order to reconcile adjusted EBITDA to net income/(loss), depreciation and amortization, non- cash equity compensation, and non-cash impairment charges are added back to net income/(loss).

	2009	2008

ADJUSTED EBITDA
Publishing	$3,547	$19,007
Broadcasting	8,418	6,165
Internet	(292)	(2,829)
Merchandising	38,613	33,986
Corporate	(35,001)	(41,338)

Adjusted EBITDA	15,285	14,991

Publishing	1,083	2,855
Broadcasting	889	807
Internet	150	230
Merchandising	1,468	1,038
Corporate	4,357	3,596

Total Non-Cash Equity Compensation	7,947	8,526

DEPRECIATION AND AMORTIZATION
Publishing	241	379
Broadcasting	1,389	2,578
Internet	1,950	1,737
Merchandising	62	90
Corporate	4,232	3,189

Total Depreciation and Amortization	7,874	7,973

IMPAIRMENT CHARGE
Publishing	—	9,349
Merchandising	11,432	—

Total Impairment Charge	11,432	9,349

OPERATING (LOSS) / INCOME
Publishing	2,223	6,424
Broadcasting	6,140	2,780
Internet	(2,392)	(4,796)
Merchandising	25,651	32,858
Corporate	(43,590)	(48,123)

Total Operating Loss	(11,968)	(10,857)

OTHER (EXPENSE) / INCOME
Interest (expense) / income, net	(101)	490
Loss on equity securities	(547)	(2,221)
Other expense	(236)	(763)

Total other expense	(884)	(2,494)

LOSS BEFORE INCOME TAXES	(12,852)	(13,351)

Income tax provision	(1,726)	(2,314)

NET LOSS	$(14,578)	$(15,665)

CONTACT: Media — Elizabeth Estroff, SVP, Corporate Communications, +1-212-827-8281; or Investors — Katherine Nash, Director, Corporate Communications and Investor Relations, +1-212-827-8722, both for Martha Stewart Living Omnimedia, Inc.